UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of

Certain Officers.

On January 23, 2009, Gregory G. A. Trandem, Vice President – Administrative Services of NorthWestern Corporation d/b/a NorthWestern Energy (the “Company”) informed the Company of his decision to leave the Company effective January 30, 2009, as his position is being eliminated. His resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

Mr. Trandem’s departure was deemed a termination without cause. Mr. Trandem executed a Waiver and Release Agreement (“Waiver and Release”) and is entitled to receive certain benefits which include the following. Under the NorthWestern Corporation 2008 Key Employee Severance Plan (the “Key Employee Plan”), Mr. Trandem will receive (i) a lump-sum payment of $216,000, which equals Mr. Trandem’s current base salary, (ii) reimbursement of any COBRA premiums paid by Mr. Trandem during the 12-month period following his separation from the Company, and (iii) outplacement services provided by a Company selected provider up to a maximum of $12,000 over the 12-month period following Mr. Trandem’s separation from the Company. The Board of Directors (the “Board”) of the Company approved that, with respect to the continuation of medical benefits, Mr. Trandem may elect the reimbursement for one year the employee portion of early retiree health benefit premiums in lieu of the COBRA premiums noted in (ii) above. In addition, the Board approved to accelerate the vesting of 5,084 restricted shares of the Company’s common stock which were granted to Mr. Trandem on November 6, 2006, and scheduled to vest in 2009, 2010 and 2011. Those shares have a value of approximately $124,500, based on the most recent closing market price of $24.50.

Mr. Trandem also will receive other benefits upon his termination that are due to all employees upon separation, including the value of his accrued but unpaid vacation, vested 401(k) plan account and vested pension benefits.

In accordance with the requirements of the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Mr. Trandem may revoke the Waiver and Release at any time prior to seven days following executing the Waiver and Release. Upon expiration of the revocation period, Mr. Trandem’s separation from the Company will be complete. The foregoing description of the Waiver and Release is qualified in its entirety by reference thereto, a copy of which is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Key Employee Plan as qualified in its entirety by reference thereto, a copy of which is attached to the Company’s Current Report on Form 8-K dated September 26, 2008, and incorporated herein by reference.

The Company entered into a Consulting Agreement with Mr. Trandem on January 29, 2009 (the “Agreement”), under which Mr. Trandem will provide consulting services to the Company from January 31, 2009 through April 30, 2009. Under this agreement Mr. Trandem will receive a monthly fee of $18,000 through the term of the agreement. The foregoing description of the Consulting Agreement is qualified in its entirety by reference thereto, a copy of which is attached to this current report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	Waiver and Release of Gregory G. A. Trandem Executed January 29, 2009
10.2*	Consulting Agreement with Gregory G. A. Trandem Executed January 29, 2009

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel and Corporate Secretary

Date: January 29, 2009

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	Waiver and Release of Gregory G. A. Trandem Executed January 29, 2009
10.2*	Consulting Agreement with Gregory G. A. Trandem Executed January 29, 2009

* filed herewith

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